UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2011

APAC Customer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	0-26786	36-2777140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2201 Waukegan Road, Suite 300, Bannockburn, Illinois		60015
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-374-4980

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2011, APAC Customer Services, Inc. (the "Company") entered into the Second Amendment to Revolving Credit and Security Agreement (the "Second Amendment") with PNC Bank National Association ("Agent"), as agent for various financial institutions ("Lenders") which amends the Revolving Credit and Security Agreement (the "Credit Agreement") among the Company, Agent and Lenders dated May 5, 2008.

The Second Amendment extends the term of the Credit Agreement to September 30, 2011. The Credit Agreement was previously set to expire on May 5, 2011.

The Company is evaluating various financing alternatives and intends to obtain a replacement facility prior to the expiration of the extended term. The Company anticipates favorable terms for a new facility; however, there can be no assurance that the Company will enter into such an arrangement.

A copy of the Second Amendment to Revolving Credit and Security Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein in its entirety.

Item 7.01 Regulation FD Disclosure.

On May 2, 2011, APAC Customer Services, Inc. announced that it had acquired a portion of the tele-sales services business unit of SEI, LLC. The acquisition includes the contracts and related services which SEI has historically delivered to one of the world's leading technology companies.

The acquired business provides sales and marketing as well as partner channel support for a leading technology company. The acquired business generated approximately $10 million in revenue in 2010 and employs about 200 associates in Fargo, North Dakota. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

10.1 Second Amendment to Revolving Credit and Security Agreement dated April 27, 2011.

99.1 Press Release of APAC Customer Services, Inc. dated May 2, 2011.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the company's management. The risks included below are not exhaustive. The company intends its forward-looking statements to speak only as of the date on which they were made. The company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

The following factors, among others, could cause the company’s actual results to differ from historic results or those expressed or implied in the forward-looking statements: its revenue is generated from a limited number of clients and the loss of one or more significant clients or reduction in demand for services could have a material adverse effect on the company; the performance of its clients and general economic conditions; its financial results depend on the ability to effectively manage production capacity and workforce, the terms of its client contracts; its ability to sustain profitability; its availability of cash flows from operations and compliance with debt covenants and funding requirements under the company’s credit facility; its ability to conduct business internationally, including managing foreign currency exchange risks and changes to laws in other countries; its principal shareholder can exercise significant control over the company; and its ability to attract and retain qualified employees; the potential for downward pricing pressures in its industry and other competitive factors; changes to government regulations; the effect of rapid technology changes; acts of God; political instability or other events outside its control; and the impact from unauthorized disclosure of sensitive or confidential client or customer data.

Other reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2011. Our filings are available under the investor relations section of our website at http://www.apaccustomerservices.com and on a website maintained by the SEC at http://www.sec.gov.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.

May 3, 2011	By:	/s/Robert B. Nachwalter

Name: Robert B. Nachwalter
Title: SVP and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Revolving Credit and Security Agreement dated April 27, 2011
99.1	Press Release of APAC Customer Services, Inc. dated May 2, 2011